Exhibit 99.1

nLIGHT, Inc. Announces Fourth Quarter and Full Year 2023 Results
Revenues of $209.9 million for the full year 2023
Revenues of $51.9 million for the fourth quarter of 2023

CAMAS, Wash., February 22, 2024 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the industrial, microfabrication, and aerospace and defense markets, today reported financial results for the fourth quarter and full year 2023.

“Driven by strong execution in aerospace & defense, fourth quarter revenue of $51.9 million was above the top end of our guidance range and we ended the year with a 34% year-over-year increase in backlog,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer.

Mr. Keeney continued, “2023 was a transformative year for nLIGHT. We were awarded multiple large directed energy contracts, secured new commercial design wins, substantially completed the transition of our manufacturing base, and prudently managed operating expenses and working capital.”

“Our full year 2023 financial results reflect the operational improvements we implemented during the year. Products gross margins increased 250 basis points year-over-year on lower revenue levels, and we increased cash, cash equivalents and investments by approximately $5 million to approximately $113 million. We believe our strategic initiatives coupled with operational improvement position us well for long-term profitable growth.”

Full Year 2023 Financial Highlights

	Year Ended December 31,
(In thousands, except percentages)	2023	2022	% Change
Revenues	$209,921	$242,058	(13.3)%
Gross margin	22.0%	21.0%
Loss from operations	$(46,766)	$(55,102)	15.1%
Operating margin	(22.3)%	(22.8)%
Net loss	$(41,670)	$(54,579)	23.7%
Adjusted EBITDA(1)	$(4,093)	$(8,754)	53.2%
Adjusted EBITDA, as a percentage of revenues	(1.9)%	(3.6)%
(1) A reconciliation of the non-GAAP metrics presented here to the most directly comparable GAAP metric has been provided in the tables included at the end of this release.

Revenues of $209.9 million for the full year 2023 were down 13.3% compared to $242.1 million for the full year 2022. Gross margin was 22.0% for the full year 2023 compared to 21.0% for the full year 2022. GAAP net loss for the full year 2023 was $41.7 million, or $0.90 per diluted share, compared to net loss of $54.6 million, or $1.23 per diluted share, for the full year 2022. Non-GAAP net loss for the full year 2023 was $13.6 million, or $0.30 per diluted share, compared to non-GAAP net loss of $22.3 million, or $0.50 per diluted share, for the full year 2022. Reconciliations of the non-GAAP metrics presented here to the most directly comparable GAAP metric have been provided in the tables included at the end of this release.

Fourth Quarter 2023 Financial Highlights

	Three Months Ended December 31,
(In thousands, except percentages)	2023	2022	% Change
Revenues	$51,892	$56,679	(8.4)%
Gross margin	18.9%	10.2%
Loss from operations	$(14,342)	$(23,495)	39.0%
Operating margin	(27.6)%	(41.5)%
Net loss	$(13,238)	$(22,659)	41.6%
Adjusted EBITDA(1)	$(3,297)	$(9,502)	65.3%
Adjusted EBITDA, as a percentage of revenues	(6.4)%	(16.8)%
(1) A reconciliation of the non-GAAP information provided here to the most directly comparable GAAP metric has been provided in the financial statement tables included in this release.

Revenues of $51.9 million for the fourth quarter of 2023 were down 8.4% compared to $56.7 million for the fourth quarter of 2022. Gross margin was 18.9% for the fourth quarter of 2023 compared to 10.2% for the fourth quarter of 2022. GAAP net loss for the fourth quarter of 2023 was $13.2 million, or $0.28 per diluted share, compared to GAAP net loss of $22.7 million or $0.50 per diluted share, for the fourth quarter of 2022. Non-GAAP net loss for the fourth quarter of 2023 was $6.0 million, or $0.13 per diluted share, compared to non-GAAP net loss of $12.3 million, or $0.27 per diluted share, for the fourth quarter of 2022. Reconciliations of the non-GAAP metrics presented here to the most directly comparable GAAP metrics have been provided in the tables included at the end of this release.

Outlook
For the first quarter of 2024, nLIGHT expects revenues to be in the range of $42 million to $46 million. The midpoint of $44 million includes Laser Products revenue of approximately $31 million and Advanced Development revenue of approximately $13 million. nLIGHT expects overall gross margin to be in the range of 15% to 20%, with Laser Products gross margin in the range of 20% to 25% and Advanced Development gross margin of approximately 7%. nLIGHT expects Adjusted EBITDA to be in the range of ($7) million to ($5) million.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Investor Conference Call at 2:00 p.m. Pacific Time, Thursday, February 22, 2024

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-844-282-4705 (U.S., toll-free) or +1-412-317-5625 (international and toll), with the conference title: nLIGHT Fourth Quarter 2023 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://investors.nlight.net.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP metrics presented herein are specific to us and may not be comparable to similar metrics disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense (benefit), other non-operating income or expense, interest income or expense, depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by the weighted-average number of shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period in the case of non-GAAP net income (loss) per share, diluted.

Tables presenting the reconciliation of net loss to Adjusted EBITDA, as well as the reconciliation of GAAP to non-GAAP net income (loss) and GAAP to non-GAAP net income (loss) per share, basic and diluted, are included at the end of this press release.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA, and our business strategy and ability to profitably grow our business, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to our ability to compete successfully in the markets for our products; changes in the markets we serve or in the global economy; our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products; rapid technological changes in the markets that we participate in; our ability to develop and maintain products that can achieve market acceptance; our ability to generate sufficient revenues to achieve or maintain profitability in the future; our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels; our ability to manage growth and spending during economic downturns; our manufacturing capacity and operations and their suitability for future levels of demand; our reliance on third parties to manufacture certain of our products and product components; our reliance on a small number of customers for a significant portion of our revenues; our ability to manage risks associated with international customers and operations; the effect of government export and import controls on our ability to compete in international markets; our ability to protect our proprietary technology and intellectual property rights; fluctuations in our quarterly results of operations and other operating measures; and the effect on our business of claims, lawsuits, government investigations, other legal or regulatory proceedings, or commercial or contractual disputes that we are or may become involved in. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power semiconductor and fiber lasers for industrial, microfabrication, aerospace and defense applications. Our lasers are changing not only the way things are made but also the things that can be made. Headquartered in Camas, Washington, nLIGHT employs over 1,100 people with operations in the U.S., China, Finland, Korea and Italy. For more information, please visit www.nlight.net.

For more information, contact:
Joseph Corso
Chief Financial Officer
nLIGHT, Inc.
(360) 566-4460
joe.corso@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue:
Products	$37,864	$45,375	$156,666	$192,658
Development	14,028	11,304	53,255	49,400
Total revenue	51,892	56,679	209,921	242,058
Cost of revenue:
Products	29,368	40,471	114,181	145,272
Development	12,720	10,425	49,627	45,965
Total cost of revenue(1)	42,088	50,896	163,808	191,237
Gross profit	9,804	5,783	46,113	50,821
Operating expenses:
Research and development(1)	12,114	13,558	46,163	53,773
Sales, general, and administrative(1)	11,215	11,828	45,899	48,258
Restructuring	817	3,892	817	3,892
Total operating expenses	24,146	29,278	92,879	105,923
Loss from operations	(14,342)	(23,495)	(46,766)	(55,102)
Other income (expense):
Interest income (expense), net	352	291	1,342	529
Other income, net	779	446	2,776	338
Loss before income taxes	(13,211)	(22,758)	(42,648)	(54,235)
Income tax expense (benefit)	27	(99)	(978)	344
Net loss	$(13,238)	$(22,659)	$(41,670)	$(54,579)
Net loss per share, basic	$(0.28)	$(0.50)	$(0.90)	$(1.23)
Net loss per share, diluted	$(0.28)	$(0.50)	$(0.90)	$(1.23)
Shares used in per share calculations:
Basic	46,735	45,039	46,078	44,436
Diluted	46,735	45,039	46,078	44,436

(1)Includes stock-based compensation as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cost of revenues	$535	$572	$2,406	$2,677
Research and development	2,329	2,267	9,866	11,675
Sales, general, and administrative	3,323	3,190	13,560	12,405
	$6,187	$6,029	$25,832	$26,757

nLIGHT, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of
	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$53,210	$57,826
Marketable Securities	59,672	50,391
Accounts receivable, net	39,585	37,913
Inventory	52,160	67,600
Prepaid expenses and other current assets	15,927	17,026
Total current assets	220,554	230,756
Restricted cash	256	252
Lease right-of-use assets	12,616	13,893
Property, plant and equipment, net	52,300	60,693
Intangible assets, net	1,652	4,041
Goodwill	12,399	12,376
Other assets, net	7,026	7,222
Total assets	$306,803	$329,233

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,166	$17,507
Accrued liabilities	12,556	12,820
Deferred revenue	4,849	1,407
Current portion of lease liabilities	3,181	2,758
Total current liabilities	32,752	34,492
Non-current income taxes payable	5,391	6,699
Long-term lease liabilities	10,978	12,852
Other long-term liabilities	3,263	4,345
Total liabilities	52,384	58,388
Stockholders' equity:
Common stock - par value	16	16
Additional paid-in capital	521,184	496,211
Accumulated other comprehensive loss	(2,477)	(2,748)
Accumulated deficit	(264,304)	(222,634)
Total stockholders’ equity	254,419	270,845
Total liabilities and stockholders’ equity	$306,803	$329,233

nLIGHT, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(41,670)	$(54,579)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	12,401	11,085
Amortization	3,629	4,614
Reduction in carrying amount of right-of-use assets	1,269	3,000
Provision for losses on accounts receivable	27	4
Stock-based compensation	25,832	26,757
Deferred income taxes	7	4
Loss on disposal of assets	542	51
Non-cash restructuring charges	—	2,758
Changes in operating assets and liabilities:
Accounts receivable, net	(1,677)	2,757
Inventory	14,890	4,623
Prepaid expenses and other current assets	1,109	(1,753)
Other assets, net	(1,156)	(5,219)
Accounts payable	(4,503)	(5,904)
Accrued and other long-term liabilities	(1,336)	(577)
Deferred revenues	3,432	(208)
Lease liabilities	(1,449)	(1,942)
Non-current income taxes payable	(1,256)	(13)
Net cash provided by (used in) operating activities	10,091	(14,542)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(664)
Purchases of property, plant and equipment	(5,339)	(21,388)
Acquisition of intangible assets and capitalization of patents	—	(332)
Purchase of marketable securities	(127,907)	(99,985)
Proceeds from maturities and sales of marketable securities	119,146	49,988
Net cash used in investing activities	(14,100)	(72,381)
Cash flows from financing activities:
Proceeds from employee stock plan purchases	2,469	2,358
Proceeds from stock option exercises	640	1,197
Tax payments related to stock award issuances	(3,968)	(4,861)
Net cash used in financing activities	(859)	(1,306)
Effect of exchange rate changes on cash	256	(477)
Net decrease in cash, cash equivalents and restricted cash	(4,612)	(88,706)
Cash, cash equivalents and restricted cash, beginning of period	58,078	146,784
Cash, cash equivalents and restricted cash, end of period	$53,466	$58,078
Supplemental disclosures:
Cash paid for interest, net	$40	$—
Cash paid for income taxes	256	442
Operating cash outflows from operating leases	3,850	3,925
Right-of-use assets obtained in exchange for lease liabilities	1,716	1,349
Accrued purchases of property, equipment and patents	745	207

nLIGHT, Inc.
Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss	$(13,238)	$(22,659)	$(41,670)	$(54,579)
Income tax expense (benefit)	27	(99)	(978)	344
Other income, net	(779)	(446)	(2,776)	(338)
Interest income, net	(352)	(291)	(1,342)	(529)
Depreciation and amortization	4,041	4,072	16,024	15,699
Stock-based compensation	6,187	6,029	25,832	26,757
Restructuring charges	817	3,892	817	3,892
Adjusted EBITDA	$(3,297)	$(9,502)	$(4,093)	$(8,754)

Reconciliation of GAAP to Non-GAAP Net Loss, and GAAP to Non-GAAP Net Loss per Share, Basic and Diluted

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss	$(13,238)	$(22,659)	$(41,670)	$(54,579)
Add back:
Stock-based compensation(1)	6,187	6,029	25,832	26,757
Amortization of purchased intangibles(1)	264	435	1,415	1,674
Restructuring charges	817	3,892	817	3,892
Non-GAAP net loss	(5,970)	(12,303)	(13,606)	(22,256)

GAAP weighted-average shares outstanding	46,735	45,039	46,078	44,436
Participating securities	—	—	—	—
Non-GAAP weighted-average number of shares, basic	46,735	45,039	46,078	44,436
Dilutive effect of common stock equivalents	—	—	—	—
Non-GAAP weighted-average number of shares, diluted	46,735	45,039	46,078	44,436

Non-GAAP net loss per share, basic	$(0.13)	$(0.27)	$(0.30)	$(0.50)
Non-GAAP net loss per share, diluted	$(0.13)	$(0.27)	$(0.30)	$(0.50)
(1) There is no income tax effect related to the stock-based compensation and amortization of purchased intangibles adjustments due to the full valuation allowance in the United States.